Exhibit 10.52

EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (this "Agreement"), effective as of January 1, 2007 (the "Effective Date") by and between IGI, Inc., having an address at 105 Lincoln Avenue, Buena, New Jersey 08310 ("Company") and Rajiv Mathur have an address at 35 Milestone Drive, Ringoes, New Jersey 08551("Executive"). Company and Executive are referred to hereinafter as the "Parties".

R E C I T A L S :

WHEREAS, the Company desires to employ the Executive on the terms and subject to the conditions set forth herein, and Executive is willing to accept such employment on such terms and conditions; and

WHEREAS, by virtue of such employment, Executive will have access to Confidential Information of IGI and its subsidiaries (the "IGI Companies"); and

      WHEREAS, Executive acknowledges and agrees that the Company (on behalf of itself and the IGI Companies) has a reasonable, necessary and legitimate business interest in protecting its own and the IGI Companies' Confidential Information, client accounts, relationships with prospective clients, Goodwill and ongoing business, and that the terms and conditions set forth below are reasonable and necessary in order to protect these legitimate business interests.

      NOW THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the Parties, intending to become legally bound, agree as follows:

A G R E E M E N T :

1. DEFINITIONS

1.1 Specific Definitions. Capitalized terms not defined elsewhere herein shall have the following meanings ascribed to them:

"Board" means the Board of Directors of IGI, Inc.

"Change in Control" shall mean the occurrence of any of the following events:

      (a)  any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than an individual or entity to which the Company sells securities representing at least 3% of its voting power (after giving effect to the sale) on or before June 1, 2007, Jane Hager, Edward Hager, Steve Morris, Frank Gerardi or any of their respective affiliates, any entity of which any of the foregoing are trustees, or trusts established for their benefit, the Company, any trustee or other fiduciary

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holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the owner, directly or indirectly, of outstanding securities of the Company representing 60% or more of the combined voting power of the Company's then outstanding securities;

      (b)  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 40% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction); or

(c) a sale of all or substantially all of the assets of the Company;

"Goodwill" means the expectation of continued patronage from client accounts and new patronage from prospective clients.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company, or a governmental entity (or any department, agency, or political subdivision thereof).

"IGI Business" means the businesses provided by any of the IGI Companies.

      "IGI Companies" or "IGI Company" means the Company, its subsidiaries (including the Company), and any entity under the control (as defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended, without regard to whether any party is a "registrant" under such Act) of IGI, and any of their successors or assigns.

2. POSITION, RESPONSIBILITIES AND TERM

      2.1.  Executive's Position. On the terms and subject to the conditions set forth in this Agreement, the Company shall employ Executive to serve as President and Chief Executive Officer of the Company. Executive shall report to the Board of Directors of the Company and the Executive Committee thereof. Executive shall perform such services in the Company's offices in Buena New Jersey (except for the time before the executive can relocate to a reasonable distance from Buena as per section 4.5 of this agreement, in which Executive is expected to work from his Buena office for an average of three days per week and from his home for the remainder of the time) and shall incur such business travel as may be reasonably required of him in the performance of his duties. Executive shall also be nominated by the Board of Directors each year during the Term (provided a notice of non-renewal or notice of termination of employment has not been sent by either party prior to the date the annual Proxy Statement is sent to stockholders) to be a director of the Company. Nothing herein shall require the Board of Directors to nominate Executive, the only consequence of such failure being that the Company shall be in breach of this Agreement.

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      2.2  Executive's Responsibilities. The Executive shall perform all duties customarily attendant to the position and shall perform such services and duties commensurate with such positions as may from time to time be reasonably prescribed by the Board.

      2.3  No Conflicts of Interest. Executive further agrees that throughout the period of his employment hereunder, he will not perform any activities or services, or accept such other employment which would be inconsistent with this Agreement, the employment relationship between the Parties, or would interfere with or present a conflict of interest concerning Executive's employment with the Company; provided, that Executive shall be permitted to serve on the boards of directors of such other companies as the Board shall approve, and that Executive may make personal investments and may act as a director and engage in other activities for any charitable, educational, or other nonprofit institution, as long as such investments and activities do not materially interfere with the performance of Executive's duties hereunder. Executive agrees to adhere to and comply with any and all business practices and requirements of ethical conduct set forth in writing from time to time by the Company in its employee manual or similar publication.

      2.4.  Initial Term. Executive shall be employed for an initial three year term (the "Initial Term") commencing on January 1, 2007 and ending on the third anniversary of the date thereof, unless sooner terminated in accordance with the provisions of Section 8 of this Agreement.

      2.5  Renewal Term. Unless written notice of termination of this Agreement is given by one party to the other not less than 180 days prior to the termination of the then current Term, this Agreement shall be extended for an additional year term (the "Renewal Term(s)") provided that nothing herein shall obligate either party hereto to renew or extend the Agreement. For purposes of this Agreement all references to "Term" shall also apply to the "Initial Term" and any "Renewal Terms(s)" unless otherwise specified. For purposes of this Agreement, failure by the Company (as opposed to Executive) to renew this Agreement shall be considered a termination "without cause" under Section 8.1 hereof (unless the reason for such non-termination fits within the definition of "cause").

3. ACCEPTANCE

      3.1  Executive hereby accepts such employment and agrees that throughout the period of employment hereunder, Executive will devote his full business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in the furtherance of the business of the IGI Companies.

4. COMPENSATION

      4.1.  Base Salary. As compensation for the services to be rendered by Executive hereunder, the Company agrees to pay Executive, and Executive agrees to accept, an initial base salary ("Base Salary") during employment hereunder at the annual rate of not less than Two Hundred and Ninety Two Thousand (292,000) Dollars. Executive's salary shall be reviewed no later than January 15th of each year during the term commencing 2008 and Executive shall receive no less than a 3.5% increase in Base Salary for the twelve month periods commencing January 1, 2008 and January 1, 2009. In addition, each year Executive may be granted options

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and all such options shall fully vest one year from the date of grant, other than options granted pursuant to Section 4.7 hereof, provided Executive is employed by the Company on the vesting date. The Base Salary shall be payable in equal installments by the Company according to its normal payroll practices.

      4.2  Benefits. In addition to such compensation, Executive shall be entitled to the benefits which are afforded generally, from time to time to similarly situated executive employees of the IGI Companies. Notwithstanding the foregoing, nothing contained in this Agreement shall require the IGI Companies to establish, maintain or continue any of the group benefits plans already in existence or hereafter adopted for the employees of the IGI Companies, or restrict the right of the IGI Companies to amend, modify or terminate such group benefit plans in a manner which does not discriminate against Executive as compared to other executive employees of IGI Companies.

      4.3  Paid Time Off. Executive shall be entitled to thirty business days of paid time off (consisting of vacation and personal days) and sick days and holidays as are provided in general to similarly situated employees of the IGI Companies, in accordance with usual practices and procedures. Without limiting the foregoing, unless otherwise required by law, Executive shall not be entitled to any additional compensation for any unused paid time off. Paid time off shall stop accruing once Executive has accumulated and not used the number of days to which he is entitled to in a year.

      4.4  Automobile Allowance. The Company agrees to pay to Executive $750 per month, during the Term to be used exclusively by Executive for the retention (whether by lease or otherwise), maintenance, insurance and care of an automobile to be used by Executive in the discharge of his duties to Company. In addition, Company shall reimburse Executive for all gas and parking incurred by Executive in connection with the performance of his duties and the conduct of the business of the Company. Other than as set forth in the foregoing sentences and section 4.5, and other than for car rentals on business trips, Executive will not be reimbursed for mileage.

      4.5  Relocation. The Company shall pay Executive's relocation expenses in an amount not to exceed $75,000, upon presentation of appropriate vouchers therefore, provided that the Company shall not be obligated to make any such reimbursement until later of (i) the one year anniversary of this Agreement and (ii) when the Company can reasonably afford payment. The Company shall reimburse Executive for actual commuting gasoline expenses and prior agreed hotel stay expenses until the time of actual relocation. Executive agrees to relocate within a reasonable time once notification is given him that the Company can afford payment. Relocation expenses shall include but not limited to, closing costs, attorney fees, inspection fees, mortgage points, packaging costs, moving costs and any other cost related to buying or selling a house.

      4.6  Annual Performance Bonus. The Company shall grant Executive an annual bonus (the "Annual Bonus") for each of FY 2007, 2008 and 2009 during the Term payable in cash and/or stock options within 90 days after the end of such fiscal year. Executive must be employed by the Company on December 31 of a fiscal year in order to be eligible for a bonus under this Section 4.6 for such fiscal year.

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      During the Term, Executive's annual bonus will be determined by the Board of Directors or Compensation Committee thereof. The Compensation Committee of the Board shall establish an objectively determinable performance target, which shall include one or more of the following components of overall Company performance: (i) growth in annual revenue, (ii) growth in operating profit, and (iii) growth in EPS, in each case as determined in accordance with the Company's accounting practices, as in effect on the first day of such fiscal year, and which may also provide for adjustments. Achievement of specified levels will result in a bonus award to the executive up to 100% of Base Compensation. The Committee shall establish such specified levels and the bonus award to be paid at each such specified level.

      For purposes of this Section 4.6, the Company's "sales revenues" shall be net of discounts and allowances and shall be otherwise determined under GAAP and shall include the sales revenues of the Company and all entities included in its consolidated financial statements, The Company's cash flow from continued operation activities as determined by independent auditors shall be used for the purpose of section 4.6 (iii).

4.7 Grant of Stock Options.

      Upon the effective date of this Agreement the Company will grant Executive an option to purchase 500,000 shares of the Company's Common Stock under the Company's 1999 Equity Incentive Plan against delivery by Executive of documents deemed necessary under such plan by IGI at an exercise price equal to the average of the last 30 days clising price of the Company's stock on the effective date of this agreement. Such options shall be fully vested over a period of two years with one-half vesting each year on the anniversary date of employment.

4.8 One Time Bonus. In addition, the Company will pay Executive a $50,000 bonus on or before September 15, 2007, if he is employed by the Company on the date of payment.

5. EXPENSES

      5.1  Except as provided in Section 4.4 and Section 4.5, the Company shall reimburse Executive, in accordance with Company policy, for all expenses reasonably and properly incurred by Executive in connection with the performance of Executive's duties hereunder and the conduct of the business of the Company, upon the submission to the Company (or its designee) of appropriate vouchers therefor.

6. CONFIDENTIAL INFORMATION AND PROPERTY

      6.1  Confidential Information.  Without the prior written consent of the Company, or except to the extent required in the good faith execution of his duties with the Company or as required by law or a valid order of a court of competent jurisdiction (in which event Executive shall notify such IGI Company as promptly as practicable (and, if possible, prior to the making of such disclosure)) , the Executive shall not, at any time, directly or indirectly, use, attempt to use, disclose, or otherwise make known to any person or entity (other than the Board): (a) any confidential or proprietary knowledge or information, including without limitation, lists of customers or suppliers, trade secrets, know-how, inventions, discoveries, processes, and systems,

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as well as any data and records pertaining thereto, which the Executive may acquire in the course of his employment; or (b) any confidential or proprietary knowledge or information of a confidential nature (including, but not limited to, all unpublished matters) relating to, without limitation, the business, properties, accounting, books and records, computer systems and programs, trade secrets, or memoranda of the Company or a subsidiary.

      6.2.  Property of the Company. Executive acknowledges and agrees that all intellectual property and all Confidential Information of the IGI Companies relating thereto, which Executive generates in the course of engaging in , directly or indirectly, any IGI Business during the Term hereof , shall be the sole property of the IGI Companies.

7. NON-SOLICITATION, NON-COMPETITION AND CONFLICTS OF INTEREST

7.1. Non-Solicitation.

      (a)  Except in the normal course of business on behalf of any IGI Company, Executive agrees that during the Term he will not, directly or indirectly, (i) solicit, sell, provide services to, consult for, or accept any request to provide, or induce the termination, cancellation or non-renewal of, any IGI Business from or by any person, corporation, firm or other entity which was a client of an IGI Company or which was contacted by an IGI Company as a prospective client at anytime, or (b) solicit, offer, negotiate or otherwise seek to acquire any interest in any prospective acquisition of an IGI Company, which was a prospective acquisition of an IGI Company at any time.

      (b)  Except in the normal course of business on behalf of any IGI Company, Executive agrees that after the Term he will not, directly or indirectly, (i) solicit, sell, provide services to, consult for, or accept any request to provide, or induce the termination, cancellation or non-renewal of, any IGI Business from or by any person, corporation, firm or other entity which was a client of an IGI Company or which was contacted by an IGI Company for the purposes of becoming a client at anytime within twelve months prior to the end of the Term, or (ii) solicit, offer, negotiate or otherwise seek to acquire any interest in any entity of business which was contacted by an IGI Company as a prospective acquisition within twelve months prior to the end of the Term. The restrictions contained in this Section 7.1(b) shall apply for 12 months following the end of the Term.

      7.2  No Hiring. Executive further agrees that he will not, directly or indirectly, solicit the employment, consulting or other services of, or hire, any other employee of any IGI Company or otherwise induce any of such employees to leave such IGI Company's employment or to breach an employment or independent contractor agreement therewith. The restrictions contained in this Section 7.3 shall apply throughout the Term hereof and thereafter until 24 months following the date on which Executive is no longer employed by any IGI Company.

      7.3  Miscellaneous. Without limiting the provisions of Section 18, in the event of any assignment by the Company permitted under such section, the restrictive periods contained in this Section 7 shall be determined by reference to the termination of Executive's employment with any permitted assignee of the Company.

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8. TERMINATION

      8.1  Termination by the Company Without Cause. Company shall have the right to terminate Executive's employment hereunder "without cause" by giving Executive written notice to that effect. Any such termination of employment shall be effective on the date specified in such notice. In the event of such termination, the Company shall (i) pay Executive his unpaid Base Salary through the effective date of termination and any business expenses remaining unpaid on the effective date of the termination for which Executive is entitled to be reimbursed under Section 5 of this Agreement; (ii) pay Executive an amount per month equal to one-twelfth of his then adjusted Base Salary for the period commencing on the date following the date of termination and ending on the date which is twelve months following the effective date of termination; (iii) pay Executive any bonus due under Section 4.6 hereof; and (iv) either continue to provide Executive with medical and dental healthcare coverage under the plan in which Executive participates immediately prior to the effective date of such termination (where Executive remains eligible to participate, and in accordance with the terms thereof) or in the event Executive no longer remains eligible to participate under such medical and/or dental healthcare plan, to reimburse Executive for the amount of the premium Company would have paid for Executive's medical and/or dental healthcare coverage had Executive remained employed hereunder, in each case until the earlier of (A) the date which is twelve months following the effective date of termination and (B) the commencement of Executive's coverage under another employer's healthcare plan; provided, however, that without limiting any other remedy available hereunder, all payments described in the Section 8.1 shall immediately terminate upon a judge's determination that Executive has breached the provisions of Section 6 or 7 hereof.

      8.2  Termination by the Company for Cause. The Company shall have the right to terminate this Agreement and Executive's employment hereunder "for cause" by giving Executive written notice to that effect. Any such termination of employment shall be effective on the date specified in such notice. In the event of such termination, the Company shall pay to Executive (a) his unpaid Base Salary through the effective date of the termination, and (b) any business expenses remaining unpaid on the effective date of the termination for which Executive is entitled to be reimbursed under Section 5 of this Agreement. For the purpose of this Agreement, "for cause" shall mean (i) commission of a willful and material act of dishonesty in the course of Executive's duties hereunder, (ii) conviction by a court of competent jurisdiction of a crime constituting a felony or conviction in respect of any act involving fraud, dishonesty or moral turpitude, (iii) Executive's performance under the influence of controlled substances, or continued habitual intoxication, during working hours, after the Company shall have provided written notice to Executive and given Executive 30 days within which to commence rehabilitation with respect thereto, and Executive shall have failed to commence such rehabilitation or continued to perform under the influence after such rehabilitation, (iv) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism which shall not have been cured within 30 days after the Company shall have advised Executive in writing of its intention to terminate Executive's employment in accordance with the provisions of this Section 8.2, in the event such condition shall not have been cured, (v) Executive's personal, willful and continuing misconduct or refusal to perform duties and responsibilities described in Section 2 above, or to carry out directives of the Board of Directors, which, if capable of being cured, shall not have been cured within 60 days after the Company shall have advised Executive

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in writing of its intention to terminate Executive's employment in accordance with the provision of this Section 8.2 or (vi) material non-compliance with the terms of this Agreement, including but not limited to any breach of Section 6 or Section 7 of this Agreement.

8.3 Termination by Executive Within Six Months After a Change of Control

      Executive shall have the right, to terminate his employment within six months after a Change of Control, by providing the Company at least thirty days notice to that effect. The termination of employment shall be effective on the date specified in such notice, or such earlier date that the Company designates. In the event of such election to terminate, Executive shall be entitled to the same payments as in the case of a termination by the Company of Executive's employment without cause under Section 8.1 hereof.

      8.4  Termination by Executive Other Than for Change of Control. Executive shall have the right to terminate this Agreement and his employment hereunder by giving the Company not less than thirty (30) days prior written notice to that effect. The termination of employment shall be effective on the date specified in such notice. In the event that such notice is given, the Company may require Executive to leave immediately, in which event, Executive must be compensated under this Agreement for the notice period (but in no event for more than 30 days) in a manner commensurate to the compensation Executive would have received during the notice period had his employment not been terminated by him. In the event of such termination, Executive shall be entitled to receive the same payments as would be provided under Section 8.2 in the event of termination for cause.

8.5 Death, Incapacitation or Disability.

            a.  Death. If Executive dies during his employment hereunder, this Agreement shall terminate upon the date of Executive's death. In the event of any such termination, the Company shall pay to Executive's representative or his estate the same payments as if he was terminated without cause under Section 8.1 hereof.

            b.  Incapacitation or Disability. In the event that Executive is incapacitated or disabled by reason of illness or physical or mental disability from performing Executive's duties hereunder with or without reasonable accommodation (which shall be deemed to have occurred (i) when Executive has become eligible for total disability benefits under the Company's long-term group disability policy, if any, or, if no policy is then in effect, (ii) when such incapacity or disability, as defined below, shall have existed for either (A) one continuous period of six months or (B) a total of seven months out of any twelve consecutive months), the Company shall have the right to terminate Executive's employment hereunder by giving thirty (30) days' written notice to Executive to that effect. If Company terminates Executive pursuant to this paragraph, the termination of employment shall be effective on the date specified in such notice but in no event shall that date be sooner than the date determined under clause (i), or if no long term disability policy is in effect then the date determined in clause (ii). In the event of any such termination, the Company shall pay Executive the same amounts as provided under Section 8.1 hereof for a termination without cause. By way of clarification, nothing herein is intended to imply or state that salary or other compensation is due Executive for the period Executive is absent from work due to disability or incapacity. Except as specifically set forth in this Article

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8.5 or otherwise required by law, Executive is not eligible for and will not be paid any Base Salary or other compensation during any period in which Executive is not actively employed, including but not limited to any period of incapacity, disability, or inability to perform his job duties with or without reasonable accommodation. During any such period, Executive shall be limited to disability benefits, if any, to which Executive may be eligible. Notwithstanding the other provisions of this paragraph, in no event may Executive be terminated under this section 8.5 earlier than any time allowed under applicable law. For purposes of clause (ii), an Executive "disability" shall mean a physical or mental impairment which renders Executive unable to perform the essential functions of his position, even with reasonable accommodation which does not impose an undue hardship on the Company, and "incapacity" as in used clause (ii) shall be limited only to such disability which substantially prevents the Company from availing itself of the services of Executive. The Company reserves the right, in good faith, to make this determination of incapacity or disability under clause (ii) based upon information supplied by Executive and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company or its insurers.

8.6 Miscellaneous Termination Provisions. Executive, upon termination or expiration of employment for any reason, hereby irrevocably promises to:

a. Return all property of the IGI Companies in his possession or within his custody and control wherever located immediately upon such termination.

b. Participate in an exit interview with a designated person or persons of Company if requested by Company.

            c.  Subject to obligations under applicable laws and regulations, not publicly make any statements or comments that disparage the reputation of any of the IGI Companies or their senior officers or directors.

            d.  Upon a termination under Sections 8.1, 8.3, or 8.5 hereof all of Executive's options and stock grants shall vest at the later of (i) upon termination and (ii) the earliest time permitted under Section 409A of the Internal Revenue Code, such that Executive is not subject to additional taxes under such section. Upon a termination under Section 8.2, all unvested stock options and restricted stock grants shall be forfeited and shall not vest.

            e.  Upon a termination of Executive's employment for any reason Executive shall immediately submit his written resignation as a director of IGI and each IGI Company. In addition to any other rights or remedies of the Company available at law, the Company shall be entitled to equitable relief in any court of competent jurisdiction, including, without limitation, temporary injunction and permanent injunction for Executive's breach of this Section 8.6(e).

9. REMEDIES

      9.1.  Equitable Relief. Executive acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that it would be extremely difficult or impracticable to replace such services, that the material provisions of this Agreement are of crucial importance to the Company and that any damage caused by the breach of Sections 6, 7

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or 8.6(e) of this Agreement would result in irreparable harm to the business of the Company for which money damages alone would not be adequate compensation. Accordingly, Executive agrees that if he violates Sections 6, 7 or 8.6(e) of this Agreement, the Company shall, in addition to any other rights or remedies of the Company available at law, be entitled to seek equitable relief in any court of competent jurisdiction, including, without limitation, temporary injunction and permanent injunction.

10. WITHHOLDING

10.1 Each payment to Executive under this Agreement shall be reduced by any amounts required to be withheld by the Company from time to time under applicable laws and regulations then in effect.

11. EXECUTIVE'S REPRESENTATIONS AND WARRANTIES

      11.1  General. Executive represents and warrants to the Company that the execution of this Agreement and the performance of his duties as contemplated hereunder do not conflict with any other agreement, law, rule, regulation, or court order by which he is bound.

      11.2  No Impairment. Executive represents and warrants that he is not subject to any agreement or contract that would preclude or impair, in any way, his ability to carry out his duties under this Agreement for the Company.

11.3 No Confidential Information. Executive has not removed from any prior employer any confidential information.

      11.4  No Restrictive Agreements. Executive represents and warrants that, Executive has not heretofore entered into, has not been and is currently not subject to the provisions of, any employment contract, sales and purchase agreement or other agreement (whether oral or written) of any nature whatsoever with any other organization, individual or business entity, which prevents or restricts Executive from competing with, or soliciting the clients, customers, business or employees (including, without limitation for the purposes of hiring such employees) of, such other organization, individual or business entity or any other entity for any period of time or within any geographical area, whether heretofore expired or not ("Pre-existing Agreements"), other than such contracts or agreements as Executive has heretofore disclosed to Company in writing.

12. INTELLECTUAL PROPERTY AND OWNERSHIP OF BUSINESS

      12.1  Ownership of Records. Executive agrees that all papers, documents, records, business accounts, generated by Executive during the conduct of such business or given to Executive during and in the course of his employment with Company are the exclusive property of the Company and shall remain with the Company upon Executive's termination.

      12.2  Intellectual Property. Executive further agrees to assign without further consideration all intellectual property, including but not limited to inventions, discoveries or any material produced by him during the course of his employment hereunder (including

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modifications or refinements of such materials) to the Company in their entirety. Such assignment and transfer is a complete and total assignment and transfer of any right Executive may have in such intellectual property and includes any patent, copyright, trade or service mark or the right to obtain any such patent, copyright, trade or service mark, and any trade secret rights in such material. This provision does not entitle Executive to any additional compensation, with such compensation, if any, being entirely within the discretion of the Company.

13. ENTIRE AGREEMENT; NO AMENDMENT

      13.1  No agreements or representations, oral or otherwise, express or implied, have been made by either Party, with respect to Executive's employment by any IGI Company, that are not set forth expressly in this Employment Agreement. This Agreement supersedes and cancels any other prior agreement relating to Executive's employment by any IGI Company, except that Executive shall remain liable for any breaches of any provisions relating to restrictive covenants (including non-solicitation, non-compete, non-hire) and confidentiality contained in any such prior agreements. No amendment or modification of this Agreement shall be valid or binding unless made in writing and signed by the Party against whom enforcement thereof is sought.

14. NOTICES

      14.1  All notices, demands and requests of any kind which either Party may be required or may desire to serve upon the other Party hereto in connection with this Agreement shall be delivered only by courier or other means of personal service, which provides written verification of receipt, or by registered or certified mail return receipt requested (each, a "Notice"). Any such Notice delivered by registered or certified mail shall be deposited in the United States mail with postage thereon fully prepaid or if by courier then deposited with the courier. All Notices shall be addressed to the Parties to be served as follows:

(a)	If to the Company, at the Company's address set forth on the first page hereof.

Copy to:

William A. Despo
St. John & Wayne, L.L.C.
2 Penn Plaza East
Newark, New Jersey 07105

William B. Oberdorf
St. John & Wayne, L.L.C
2 Penn Plaza East
Newark, New Jersey 07105

(b)	If to Executive, at Executive's address set forth on the first page hereof

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Either of the Parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other Party given under this Section. All such notices, requests, demands, and other communications shall be effective when received at the respective address set forth above or as then in effect pursuant to any such change.

15. WAIVERS

15.1 No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

16. GOVERNING LAW

16.1 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF Delaware WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

17. SEVERABILITY

      17.1  The provisions of this Agreement are intended to be interpreted in a manner which makes them valid, legal, and enforceable. In the event any provision of this Agreement is found to be partially or wholly invalid, illegal or unenforceable, such provision shall be modified or restricted to the extent and in the manner necessary to render it valid, legal, and enforceable. It is expressly understood and agreed between Executive and the Company that such modification or restriction may be accomplished by mutual accord between the Parties or, alternatively, by disposition of a court of law. If such provision cannot under any circumstances be so modified or restricted, it shall be excised from this Agreement without affecting the validity, legality or enforceability of any of the remaining provisions.

18. ASSIGNMENT

      18.1  Executive may not assign any rights (other than the right to receive income hereunder) under this Agreement without the prior written consent of the Company. This Agreement may be assigned without the consent of Executive, and the provisions of this Agreement shall be binding upon and shall inure to the benefit of the assignee hereof.

19. MISCELLANEOUS

19.1 For the avoidance of doubt, the provisions of sections 6, 7, and any other ongoing duties of the parties hereto shall survive termination or expiration of this Agreement.

20. COUNTERPARTS

      20.1  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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21. HEADINGS

      21.1  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

22. CONSTRUCTION OF AGREEMENT

22.1 All Parties agree that this Agreement shall be construed in such a manner so as not to favor one party or the other regardless of which party has drafted this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

IGI, Inc.

By:	/s/ Carlene A. Lloyd

Name: Carlene A. Lloyd
Title: VP of Finance
Date: 11/15/06 Time: 9:00 AM

/s/ Rajiv Mathur

	Rajiv Mathur	11/7/06

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